EXHIBIT 23(a)




                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in Registration Statements (Form S-8, Nos. 33-17196, 33-44822, 33-44877, 33-44876, 33-22459, 33-38491,
33-54075, 33-54079, 33-54077 333-47833, 333-28273 and Form S-3, No. 33-36001)
pertaining to various stock option, employee savings, and deferred compensation and restricted stock plans of Wellman, Inc. of our report dated February 15, 1999, with respect to the consolidated financial statements and financial statement schedules included in this Annual Report (Form 10-K) of Wellman, Inc.




                                             Ernst & Young LLP



Charlotte, North Carolina
March 26, 1999